UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 10, 2010

Exide Technologies
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-11263	23-0552730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

13000 Deerfield Parkway, Building 200, Milton, Georgia		30004
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(678) 566-9000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 15, 2010, Exide Technologies (the "Company") issued a press release announcing that James R. Bolch, 52, has been appointed as the Company’s President and Chief Executive Officer effective July 26, 2010. Mr. Bolch will also be appointed to the Company’s Board of Directors to replace Gordon A. Ulsh, who is retiring as Chief Executive Officer effective upon Mr. Bolch's first date of employment with the Company. A summary of the terms of Mr. Bolch’s employment agreement is set forth below.

Mr. Bolch currently serves as Ingersoll-Rand Company's Senior Vice President and President, Industrial Technologies Sector, and has served in that capacity since 2005. From 2004 to 2005, Mr. Bolch served as Executive Vice President, Service Business for Schindler Elevator Corporation. Mr. Bolch previously served from 1982 to 2004 in a number of positions at United Technologies Corporation, most recently as Vice President, Operations at UTC Power.

Mr. Bolch has no family relationships with any director or executive officer of the Company, and there are no transactions in which Mr. Bolch has an interest requiring disclosure under Item 404(a) of Regulation S-K. A copy of the press release issued by the Company announcing the appointment of Mr. Bolch is included as Exhibit 99.1 to this report.

Employment Agreement

On June 10, 2010, the Company entered into an employment agreement (the "Agreement") with James R. Bolch pursuant to which Mr. Bolch will serve as the Company’s President and Chief Executive Officer for the term beginning on or before August 1, 2010 (the "Commencement Date") and continuing through the second anniversary of the Commencement Date. At the end of the two-year period, Mr. Bolch's employment will be extended for additional one year terms unless either party provides ninety (90) days advance written notice of non-renewal. Mr. Bolch shall be appointed as a member of the Board of Directors of the Company (the "Board") on the Commencement Date for no additional compensation. The Board shall thereafter nominate Mr. Bolch for election to the Board by the Company’s shareholders.

Pursuant to the terms of the Agreement, Mr. Bolch will receive annual base compensation of $850,000 for the first year of the Agreement and $900,000 for the second year of the Agreement, target annual short-term incentive compensation of 125% of base salary, and an annual long-term incentive grant of 300% of base salary.

Mr. Bolch will also be paid a cash inducement of $4,213,200 for joining the Company, $1,500,000 to be paid on the Commencement Date, $1,000,000 to be paid on the first anniversary thereafter and $1,713,200 to be paid on December 31, 2012, subject to Mr. Bolch's continued employment through that date (collectively, the "Inducement Bonus"). Mr. Bolch will be required to re-pay a pro-rata portion of any of the Inducement Bonus already received if he does not remain employed past the second anniversary of the Commencement Date. Mr. Bolch will also be provided an inducement equity award of 750,000 shares of restricted stock to be granted as of the Commencement Date, which will vest on the third anniversary of the Commencement Date.

Effective on the Commencement Date, Mr. Bolch will receive 84,915 shares of restricted stock under the Company's 2009 Stock Incentive Plan that will vest ratably over three years. Mr. Bolch will also receive 170,085 Performance Shares under the Exide Technologies 2009 Stock Incentive Plan. Each Performance Share granted pursuant to the Performance Share Awards represents a contingent right to receive one share of the Company’s common stock. The Performance Shares are payable on the achievement of performance goals relating to two measures for the period beginning on April 1, 2010 and ending on March 31, 2013: relative total shareholder return ("Relative TSR") and cumulative earnings before interest and taxes, adjusted to exclude gains and losses from currency remeasurement and warrants revaluation ("Cumulative EBIT").

Upon the achievement of a threshold three-year Cumulative EBIT, Mr. Bolch will be entitled to receive up to two-thirds of his Performance Shares based on the Company's Relative TSR compared to the components of the Russell 2000. Mr. Bolch may also receive up to one-third of his Performance Shares upon the achievement of a target Cumulative EBIT. No additional shares can be earned for performance above the target Cumulative EBIT. The foregoing descriptions of the terms and conditions of Mr. Bolch's Performance Share Award Agreement is qualified in its entirety by reference to the complete terms and conditions of the Form of Performance Share Award Agreement attached as Exhibit 10.55 to the Company's Report on Form 10-K for the fiscal year ended March 31, 2010.

Mr. Bolch will receive, in accordance with the Company’s relocation policy, reimbursement for all reasonable expenses incurred in relocating his primary residence to Atlanta, Georgia. Mr. Bolch will be provided up to two years in which to sell his current residence and up to 180 days of temporary living expenses not to exceed $30,000 in the aggregate.

Severance payments for a termination of Mr. Bolch’s employment by the Company without cause or by Mr. Bolch for good reason include a lump sum cash payment equal to 225% of base salary for the remaining portion of his term of employment (but not less than twelve months of base salary), a pro-rata share of the bonus that would have been paid had he remained employed through the end of the fiscal year in which such termination occurs, any unpaid portion of the Inducement Bonus, immediate vesting of the inducement equity award and any earned, but unpaid vacation pay.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Employment Agreement between Exide Technologies and James R. Bolch, dated June 10, 2010

99.1 Press Release dated June 15, 2010

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Exide Technologies

June 15, 2010	By:	Phillip A. Damaska

Name: Phillip A. Damaska
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	Employment Agreement between Exide Technologies and James R. Bolch dated June 10, 2010
99.1	Press Release dated June 15, 2010